Execution Version
CONSENT OF GRANTORS

Dated: January 7, 2019
Reference is made to the First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016, among Barclays Bank PLC (as successor in interest to Credit Suisse AG, Cayman Islands Branch), as Collateral Agent, Barclays Bank PLC, as Authorized Representative under the Credit Agreement, and Wells Fargo Bank, National Association, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors listed on Annex 1 hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to the Grantors for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each of the Grantors confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that the Grantors are not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

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Doc#: US1:12389397v3

Annex I (Supplement No. 5)

Grantors	Jurisdiction of Organization
Fire & Security Holdings, LLC	Delaware
Red Hawk Fire & Security, LLC	Colorado
RED HAWK FIRE & SECURITY (NY), LLC	New York
RED HAWK FIRE & SECURITY (CA), LLC	California
RED HAWK SECURITY SYSTEMS, LLC	Texas
TELE-TECTOR OF MARYLAND, INC.	Maryland
Red Hawk Fire & Security (CHES), LLC	Delaware
ATCi Communications, Inc.	Florida
FIRE SYSTEMS INTERNATIONAL, INC.	New York
Pratt Landry Associates, Inc.	Louisiana
Century Sprinkler Holdings Corporation	Delaware
Chain Electric Holdings, Inc.	Delaware

A-1

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

FIRE & SECURITY HOLDINGS, LLC
RED HAWK FIRE & SECURITY, LLC
RED HAWK FIRE & SECURITY (NY), LLC
RED HAWK FIRE & SECURITY (CA), LLC
RED HAWK SECURITY SYSTEMS, LLC TELE-TECTOR OF MARYLAND, INC.
RED HAWK FIRE & SECURITY (CHES), LLC
ATCI COMMUNICATIONS, INC.
FIRE SYSTEMS INTERNATIONAL, INC. PRATT LANDRY ASSOCIATES, INC. CENTURY SPRINKLER HOLDINGS CORPORATION
CHAIN ELECTRIC HOLDINGS, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Consent of Grantors]